UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 29, 2013, NeoPhotonics Corporation (the “Company”) completed its previously announced acquisition of certain assets and liabilities (the “Demerger”) of Lapis Semiconductor Co., Ltd. (“Lapis”) pursuant to an Agreement and Plan of Demerger (the “Demerger Agreement”), dated as of January 22, 2013, by and among the Company, Lapis and NeoPhotonics Semiconductor GK, a Japanese limited liability company and wholly owned subsidiary of the Company (“Merger Sub”). Under the terms of the Demerger Agreement, the acquired assets substantially consist of the semiconductor optical business unit (“OCU”) of Lapis, which is a wholly owned indirect subsidiary of ROHM Co., Ltd. As of the closing, the OCU business was merged into and now operates as NeoPhotonics Semiconductor GK.

The Company paid approximately $10.2 million in cash for the business of OCU, after adjustments, and approximately $3.7 million in cash as the first of four equal payments for the associated real estate. In the transaction, the Company also assumed employee retirement obligations of approximately $6.5 million and compensation obligations of approximately $0.6 million. The total consideration for the real estate including the payment made upon the closing is approximately $14.6 million with the balance payable over the next three years. Including the future payments for real estate, the total purchase price is approximately $35.2 million. The purchase consideration is paid in Japanese Yen.

In connection with the Demerger, the Company granted special inducement grants under the NeoPhotonics 2011 Inducement Award Plan to retain certain Lapis employees. The Company granted options to purchase an aggregate of 62,000 shares of the Company’s common stock.

A copy of the Demerger Agreement is included as Exhibit 2.2 to the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 15, 2013, and is incorporated herein by reference.

The Demerger Agreement has been incorporated to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Merger Sub. The representations, warranties and covenants contained in the Demerger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Demerger Agreement. In addition, the representations and warranties contained in the Demerger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Demerger Agreement or the date of the Acquisition, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or any of its respective subsidiaries or affiliates.

A copy of the press release announcing the completion of the acquisition is furnished herewith as Exhibit 99.1. The information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release regarding the Demerger, dated March 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2013	NEOPHOTONICS CORPORATION

	By:	/s/ James D. Fay
James D. Fay
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release regarding the Demerger, dated March 29, 2013.